EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ECB Bancorp, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-77689) on Form S-8 of ECB Bancorp, Inc. of our report dated March 22, 2005, with respect to the consolidated statements of income, shareholders’ equity, and cash flows for the one-year period ended December 31, 2004, which report appears in the December 31, 2006, annual report on Form 10-K of ECB Bancorp, Inc.

/s/ KPMG LLP

Raleigh, North Carolina

March 9, 2007